UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 7, 2003

U.S. RESTAURANT PROPERTIES, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12240 Inwood Road, Suite 300, Dallas, Texas 75244
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 387-1487

Not applicable
(Former name or former address, if changed since last report)

Item 7.  Exhibits.

99.1                           Press Release dated May 7, 2003, announcing the results of operations and financial condition of U.S. Restaurant Properties, Inc. for the first quarter of 2003.

Item 9.  Regulation FD Disclosure.

On May 7, 2003, U.S. Restaurant Properties, Inc. (the “Company”) issued a press release describing its results of operations for the first quarter ended March 31, 2003.  A copy of the press release is attached as Exhibit 99.1 to this report.  The information under this caption is furnished by the Company pursuant to Item 12.  Results of Operations and Financial Condition, under Item 9 of Form 8-K in accordance with the Securities and Exchange Commission Release No. 34-47583.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In the earnings release, the Company used the non-GAAP financial measure of Funds from Operations (“FFO”).  A reconciliation of FFO to the comparable GAAP financial measure (Net income) is contained in the attached earnings release.  As FFO falls within the definition of “non-GAAP financial measure” set forth in Item 10(e) of Regulation S-K, the Company is required to include in this report a statement disclosing the reasons why management believes that presentation of FFO provides useful information to investors regarding the Company’s results of operations.  The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company’s properties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2003
U.S. RESTAURANT PROPERTIES, INC.

	By:	/s/ Stacy M. Riffe
Stacy M. Riffe
Chief Financial Officer

INDEX TO EXHIBITS

99.1                           Press Release dated May 7, 2003, announcing the results of operations and financial condition of U.S. Restaurant Properties, Inc. for the first quarter of 2003.